UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014 (May 1, 2014)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

State Auto Financial Corporation (the “ Company ”) has a Long-Term Incentive Plan under which grants of cash-based performance award units (“ PAUs ”) are made to its Named Executive Officers (“ NEOs ”) and other members of the Leadership Team. The value of a PAU is dependent upon the State Auto Group’s relative performance to a peer group of other property and casualty insurers (the “ LTIP Peer Group ”) during a three-year performance period. The value of the PAU awards to the NEOs for the three-year performance period ended December 31, 2013 (the “ 2011-2013 performance period ” ), was omitted from the Company’s definitive Proxy Statement dated April 1, 2014 (the “ 2014 Proxy Statement ”) because, as of that date, the final LTIP Peer Group data for the 2011-2013 performance period was not available to the Company.

On May 1, 2014, the Company’s Compensation Committee approved PAU awards for the 2011-2013 performance period for the NEOs identified in the 2014 Proxy Statement. Set forth below are the non-equity incentive compensation and total compensation for each NEO reported in the Summary Compensation Table on Page 46 of the 2014 Proxy Statement, as recalculated to include the value of the PAU awards for the 2011-2013 performance period.

Named Executive Officer	Year	Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Robert P. Restrepo, Jr.	2013	601,633	2,762,575
Steven E. English	2013	346,845	1,058,681
Jessica E. Buss	2013	454,209	994,511
Clyde H. Fitch	2013	269,629	870,028
James A. Yano	2013	204,610	780,773

(1)	For the total 2013 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate amount of the following awards earned in 2013 by each NEO under the Long-Term Incentive Plan, the Company performance component of the LBP and the individual performance component of the LBP.

Named Executive Officer	Long-Term Incentive Plan PAU Award ($)	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	179,816	277,205	144,612	601,633
Steven E. English	65,550	141,682	139,613	346,845
Jessica E. Buss	182,042	203,912	68,255	454,209
Clyde H. Fitch	48,289	126,512	94,828	269,629
James A. Yano	34,960	83,025	86,625	204,610

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of shareholders (the “ 2014 Annual Meeting ” ) was held on May 2, 2014.

(b)	The following is a brief description and vote count on all items voted on at the 2014 Annual Meeting:

Proposal One – Election of Directors.

The following persons were elected to serve as Class II directors to hold office until the 2017 annual meeting of shareholders and until a successor is elected and qualified, with each director nominee receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Voted “Withheld”	Broker Non-votes
David J. D’Antoni	36,864,459	648,430	2,295,456
David R. Meuse	37,378,256	134,633	2,295,456
S. Elaine Roberts	36,883,507	629,382	2,295,456

Proposal Two – Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
39,126,391	649,894	32,060	—

Proposal Three – Advisory vote on compensation paid to named executive officers, as disclosed in the proxy materials.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,240,944	208,915	63,030	2 ,295,456

(c)	Not applicable.

Section 8.	Other Events

Item 8.01	Other Events.

At the Company’s Board of Directors meeting held on May 2, 2014, Paul S. Williams was re-elected as the Lead Director of the Board.

At the same Board meeting, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Eileen A. Mallesch, Robert E. Baker, David R. Meuse and Paul S. Williams

•	Compensation Committee: Chairperson Robert E. Baker, David J. D’Antoni, Alexander B. Trevor and Paul S. Williams

•	Nominating and Governance Committee: Chairperson S. Elaine Roberts, David J. D’Antoni, Eileen A. Mallesch and Thomas E. Markert

•	Investment and Finance Committee: Chairperson David R. Meuse, Thomas E. Markert, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor

•	Independent Committee: Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni and Paul S. Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 7, 2014	By	/s/ James A. Yano
Senior Vice President, Secretary and General Counsel